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Exhibit 21.1 - SUBSIDIARY OF REGISTRANT

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
                                             PERCENT OF               JURISDICTION
                  NAME                       OWNERSHIP                OF ORGANIZATION
                 ----------                 ------------             ------------------
Three Rivers Bank and Trust Company              100%                Commonwealth of
2681 Mosside Blvd.                                                   Pennsylvania
Monroeville, PA   15146-3394
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